UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2010

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-13063	81-0422894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 754-2233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Senior Subordinated Notes

On September 22, 2010, Scientific Games Corporation (the “Company”), issued $250 million in aggregate principal amount of its 8.125% Senior Subordinated Notes due 2018 (the “Notes”) at a price of 100% of the principal amount thereof in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S under the Securities Act.  The Notes were issued pursuant to an indenture dated as of September 22, 2010 (the “Indenture”) among the Company, the guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee.

The Notes bear interest at the rate of 8.125% per annum, which accrues from September 22, 2010 and is payable semiannually in arrears on March 15 and September 15 of each year, commencing on March 15, 2011. The Notes mature on September 15, 2018, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.

The Company may redeem some or all of the Notes at any time prior to September 15, 2014 at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of redemption plus a “make whole” premium. The Company may redeem some or all of the Notes for cash at any time on or after September 15, 2014 at the prices specified in the Indenture. In addition, at any time on or prior to September 15, 2013, the Company may redeem up to 35% of the initially outstanding aggregate principal amount of the Notes at a redemption price of 108.125% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds from one or more equity offerings of the Company. Additionally, if a holder of Notes is required to be licensed, qualified or found suitable under any applicable gaming laws or regulations and that holder does not become so licensed or qualified or is not found to be suitable, then the Company will have the right to, subject to certain notice provisions set forth in the Indenture, (1) require that holder to dispose of all or a portion of those Notes or (2) redeem the Notes of that holder at a redemption price calculated as set forth in the Indenture. If the Company experiences specific kinds of changes in control or the Company or any of its restricted subsidiaries sells certain of its assets, then the Company must offer to repurchase the Notes on the terms set forth in the Indenture.

The Notes will be subordinated to all of the Company’s existing and future senior debt, including the Company’s guarantee of the indebtedness of its subsidiary, Scientific Games International, Inc. (“SGI”), under its credit facilities, will rank equally with all of the Company’s existing and future senior subordinated debt, including the Company’s 6.25% senior subordinated notes due 2012 (the “2012 Notes”), the Company’s guarantee of SGI’s 7.875% senior subordinated notes due 2016 (the “2016 Notes”), and the Company’s guarantee of SGI’s 9.25% senior subordinated notes due 2019 (the “2019 Notes”), and will rank senior to all of the Company’s future debt that is expressly subordinated to the Notes. The Notes will be guaranteed on a senior subordinated unsecured basis by all of the Company’s wholly owned domestic subsidiaries. The guarantees of the Notes will be subordinated to all of the guarantors’ existing and future senior debt, including, in the case of SGI, indebtedness under its credit facilities and, in the case of each of the other guarantors, their guarantees of SGI’s indebtedness under its credit facilities, will rank equally with all of their existing and future senior subordinated debt, including, in the case of SGI, the 2016 Notes and the 2019 Notes and its guarantee of the 2012 Notes, and, in the case of the other guarantors, their guarantees of the 2012 Notes, the 2016 Notes and the 2019 Notes, and will rank senior to all of their future debt that is expressly subordinated to the guarantees of the Notes. The Notes will be structurally subordinated to all of the liabilities of the Company’s non-guarantor subsidiaries.

The Indenture contains certain covenants that, among other things, limit the Company’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, engage in sale-leaseback transactions, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets.

The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company, the guarantors party thereto, and J.P. Morgan Securities LLC, as representative for the initial purchasers listed therein, entered into a registration rights agreement, dated September 22, 2010 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company and the guarantors agreed, for the benefit of the holders of the Notes, that they will file with the Securities and Exchange Commission (the “SEC”) within 180 days after the date the Notes are issued, and use their commercially reasonable efforts to cause to become effective, a registration statement relating to an offer to exchange the Notes for an issue of SEC-registered notes (the “Exchange Notes”) with terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

Under certain circumstances, including if applicable interpretations of the staff of the SEC do not permit the Company to effect the exchange offer, the Company and the guarantors will use their commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes and to keep that shelf registration statement effective until the first anniversary of the date such shelf registration statement becomes effective, or such shorter period that will terminate when all Notes covered by the shelf registration statement have been sold. The obligation to complete the exchange offer and/or file a shelf registration statement will terminate on the second anniversary of the date of the Registration Rights Agreement.

If the exchange offer registration statement is not filed within 180 days after the date the Notes are issued, or the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before June 20, 2011 (subject to the right of the Company to extend such date by up to 90 additional days under customary “blackout” provisions if the Company determines in good faith that it is in possession of material, non-public information), the annual interest rate borne by the Notes will be increased by 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.00% per annum thereafter until the exchange offer is completed, the shelf registration statement is declared effective or the obligation to complete the exchange offer and/or file the shelf registration statement terminates, at which time the interest rate will revert to the original interest rate on the date the Notes were originally issued.

J.P. Morgan Securities LLC, as representative of the initial purchasers of the Notes, is party to the Registration Rights Agreement. J.P. Morgan Securities LLC and certain of the other initial purchasers (and/or their respective affiliates) have relationships with, or have entered into other transactions with, the Company.  J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., UBS Securities LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Sumitomo Mitsui Banking Corporation, Union Bank, N.A., Scotia Capital (USA) Inc. and UniCredit Capital Markets, Inc., and/or their respective affiliates, are lenders under the Company’s credit facilities and may receive a portion of the amount repaid under the credit facilities with the net proceeds of the offering of the Notes. J.P. Morgan Securities LLC is acting as dealer manager for the tender offer of the Company’s 6.25% Senior Subordinated Notes due 2012. The Company has been advised that Daiwa Capital Markets America Inc. (“DCMA”) has entered into an agreement with SMBC Securities, Inc. (“SMBCSI”), an affiliate of Sumitomo Mitsui Banking Corporation, a lender under the Company’s credit facilities, pursuant to which SMBCSI provides certain advisory and/or other services to DCMA, including services with respect to the offering of the Notes, in exchange for a fee. Peter A. Cohen, a director of the Company, is the Chairman of the board of directors and Chief Executive Officer of Cowen Group, Inc., the parent company of Cowen and Company LLC, one of the initial purchasers of the Notes. Joseph R. Wright, a director of the Company, is also a director of Cowen Group, Inc.

Supplemental Indenture

On September 22, 2010, the Company announced that pursuant to its previously announced tender offer and consent solicitation, it received tenders and consents from the holders of $107,562,000, or approximately 57.5% of its outstanding 6.25% Senior Subordinated Notes due 2012 (the “2012 Notes”) by the expiration of the early tender deadline, September 21, 2010, at 5:00 p.m. New York City time.  The consents received exceeded the number needed to approve the proposed amendments to the indenture under which the 2012 Notes were issued (the “Indenture”).  On September 22, 2010, the Company, certain of the Company's subsidiaries, and Wells Fargo Bank, N.A., as trustee, executed a Supplemental Indenture (the "Supplemental Indenture"), amending the Indenture as described in the Offer to Purchase and Consent Solicitation Statement dated September 8, 2010 (the "Amendments").

The Amendments eliminate substantially all of the restrictive covenants and certain event of default provisions contained in the Indenture. The Amendments became operative on September 22, 2010, when the tendered 2012 Notes were accepted for purchase by the Company and the supplemental indenture was executed. Notes that were not tendered for purchase in the tender offer remain outstanding and are subject to the terms of the Indenture as modified by the Amendments.

The foregoing descriptions of the terms of the Indenture, the Registration Rights Agreement and the Supplemental Indenture are qualified in their entirety by the full text of these agreements, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively.

Item 2.03 Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 8.01 Other Events.

The Company issued a press release dated September 22, 2010 announcing that it received the required consents in connection with the previously announced tender offer and consent solicitation for its 2012 Notes.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the press release announcing the receipt of the required consents relating to the tender offer.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document Description
4.1	Indenture, dated as of September 22, 2010, among the Company, as issuer, the guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee.

4.2

Registration Rights Agreement, dated as of September 22, 2010, among the Company, the guarantors party thereto, and J.P. Morgan Securities LLC, as representative for the initial purchasers listed therein.

4.3	Supplemental Indenture, dated as of September 22, 2010, among the Company, as issuer, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

99.1	Press Release, dated September 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2010	SCIENTIFIC GAMES CORPORATION

By:

/s/ Jeffrey S. Lipkin

Name:

Jeffrey S. Lipkin

Title:

Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of September 22, 2010, among the Company, as issuer, the guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee.

4.2

Registration Rights Agreement, dated as of September 22, 2010, among the Company, the guarantors party thereto, and J.P. Morgan Securities LLC, as representative for the initial purchasers listed therein.

4.3	Supplemental Indenture, dated as of September 22, 2010, among the Company, as issuer, the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

99.1	Press Release, dated September 22, 2010.